UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	52-2407114
(State of incorporation or organization)	(I.R.S. employer identification number)

195 Church Street, New Haven, Connecticut 06510
(address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock par value $.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ___

Securities Act registration statement file number to which this form relates: _____________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

(Title of class)

Item 1.	Description of Registrant's Securities to be Registered.

For a description of the Registrant's securities, reference is made to "Description of Capital Stock of NewAlliance Bancshares," "Our Policy Regarding Dividends," "Market For The Common Stock," "The Conversion and The Offering" and "The Acquisitions Of Connecticut Bancshares and Alliance" which are included in a prospectus dated February 9, 2004 filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on February 17, 2004, in connection with the registration of such securities under the Securities Act pursuant to a Registration Statement on Form S-1 (File No. 333-109266). Said portions of such prospectus shall be deemed to be incorporated by reference herein. For a description of the provisions of the Registrant's certificate of incorporation and bylaws that may render a change in control of the registrant more difficult, reference is made to "Restrictions On Acquisition Of NewAlliance Bancshares and New Haven Savings Bank" in the Registrant's Registration Statement referenced above.

Item 2.	Exhibits

All Exhibits required by the New York Stock Exchange have been provided to the New York Stock Exchange.

SIGNATURE

Pursuant to the requirements Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

NEWALLIANCE BANCSHARES, INC.

By: /s/ Merrill B. Blanksteen
Merrill B. Blanksteen
Executive Vice President and Chief Financial Officer

Date: December 7, 2004

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